EXHIBIT 2.1
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                                                                  Execution Copy

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      ACTRADE FINANCIAL TECHNOLOGIES LTD.,

                              ACTRADE CAPITAL INC.

                                       AND

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.


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                         DATED AS OF SEPTEMBER 11, 2003

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                                Table of Contents
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                                                                            Page
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1.  Purchase and Sale..........................................................1
    1.1      Assets to Be Transferred..........................................1
    1.2      Excluded Assets...................................................2
    1.3      Assumed Liabilities...............................................3
    1.4      Excluded Liabilities..............................................3
    1.5      Purchase Price; Allocation of Purchase Price......................4
    1.6      Closing...........................................................4
    1.7      Closing Deliveries by the Sellers.................................4
    1.8      Closing Deliveries by the Purchaser...............................4

2.  Representations and Warranties of the Sellers..............................5
    2.1      Due Incorporation and Authority...................................5
    2.2      No Conflicts......................................................5
    2.3      Organizational Documents..........................................6
    2.4      Property..........................................................6
    2.5      Intellectual Property.............................................6
    2.6      Brokers...........................................................7
    2.7      Disclaimer........................................................7

3.  Representations and Warranties of the Purchaser............................7
    3.1      Due Incorporation and Authority...................................7
    3.2      No Conflicts......................................................8
    3.3      Brokers...........................................................8
    3.4      Financing.........................................................8
    3.5      Litigation........................................................8
    3.6      Independent Investigation.........................................8

4.  Covenants and Agreements...................................................9
    4.1      Conduct of Business...............................................9
    4.2      Confidentiality...................................................9
    4.3      Expenses.........................................................10
    4.4      Public Announcements.............................................10
    4.5      Access to Information............................................10
    4.6      Regulatory and Other Authorizations; Consents....................10
    4.7      Further Action; Additional Assignments of Intellectual
             Property.........................................................11
    4.8      Software.........................................................11
    4.9      Directors, Officers and Affiliates...............................11
    4.10     Tax Matters......................................................12

5.  Conditions Precedent to the Obligation of the Purchaser...................12
    5.1      Representations and Warranties; Covenants........................12
    5.2      No Order.........................................................13
    5.3      Bankruptcy Filing................................................13

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    5.4      Intellectual Property Assignments................................13

6.  Conditions Precedent to the Obligation of the Sellers.....................13
    6.1      Representations and Warranties; Covenants........................13
    6.2      No Order.........................................................13
    6.3      Sale Order.......................................................14

7.  Termination of Agreement..................................................14
    7.1      Termination......................................................14
    7.2      Survival After Termination.......................................14
    7.3      Waiver...........................................................14

8.  Miscellaneous.............................................................15
    8.1      Certain Definitions..............................................15
    8.2      Survival.........................................................19
    8.3      Consent to Jurisdiction; Service of Process; Waiver of
             Jury Trial.......................................................19
    8.4      Notices..........................................................20
    8.5      Entire Agreement.................................................21
    8.6      Waivers and Amendments...........................................21
    8.7      Governing Law....................................................21
    8.8      Binding Effect; Assignment.......................................22
    8.9      Usage............................................................22
    8.10     Articles and Sections............................................22
    8.11     Interpretation...................................................22
    8.12     Severability of Provisions.......................................22
    8.13     Counterparts.....................................................22
    8.14     No Third Party Beneficiaries.....................................22


SCHEDULES

1.1(f)       Registered URLs
2.2(b)       Sellers Consents and Notices
2.4          Liens
2.5          Intellectual Property
8.1(a)       Included Software

EXHIBITS

A            Form of Assumption Agreement
B            Form of Bill of Sale


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         ASSET PURCHASE AGREEMENT, dated as of September 11, 2003 (the
"AGREEMENT"), by and among Actrade Financial Technologies Ltd., a Delaware corporation ("FINANCIAL"), Actrade Capital Inc., a Delaware corporation ("CAPITAL" and, together with Financial, the "SELLERS"), and The CIT Group/Commercial Services, Inc., a New York corporation (the "PURCHASER"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in Section 8.1(a).

                              W I T N E S S E T H:

         WHEREAS, the Sellers have engaged in the United States in the business of providing payment technologies that deliver financial solutions for commercial trade through their trade acceptance draft program (including the electronic on-line version thereof), which enables suppliers of commercial goods and services to offer credit terms to their customers through the use of pre-authorized debit trade acceptance drafts (the "BUSINESS");

         WHEREAS, the Sellers have each filed a voluntary bankruptcy petition for relief in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY CASE") pursuant to chapter 11 of title 11 of the United States Codes, 11 U.S.C. ss.ss. 101 ET SEQ. (the "BANKRUPTCY CODE");

         WHEREAS, the Sellers intend to seek an order of the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") approving this Agreement and authorizing the Sellers to consummate the transactions contemplated hereby; and

         WHEREAS, the Sellers desire to sell and assign to the Purchaser and the Purchaser desires to purchase and assume from the Sellers the Assets and the Assumed Liabilities, upon the terms and subject to the conditions set forth herein (the "ACQUISITION");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Sellers and the Purchaser hereby agree as follows:

         1.       PURCHASE AND SALE.

         1.1 ASSETS TO BE TRANSFERRED. On the terms and subject to the conditions set forth in this Agreement and the Sale Order, the Sellers shall, on the Closing Date, sell, assign, transfer, convey and deliver (or cause to be transferred, sold, assigned, conveyed and delivered) to the Purchaser and the Purchaser shall purchase and assume from the Sellers on the Closing Date, all of the Sellers' right, title and interest in and to all of the following assets, whether owned or leased by the Sellers, as the same may exist as of the Closing Date (collectively, the "ASSETS"):

                  (a)      the Intellectual Property;

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                  (b)      the Included Software;

                  (c) all customer lists, telephone numbers and addresses (including electronic mail addresses) used by the Sellers primarily in connection with the operation or conduct of the Business, excluding any and all banking and bank routing information in the possession of the Sellers;

                  (d) all marketing information, promotional literature and other selling materials used by the Sellers primarily in connection with the operation or conduct of the Business;

                  (e) all goodwill arising primarily in connection with the ownership, operation or conduct of the Assets and the Business;

                  (f)      the URLs set forth on Schedule 1.1(f) hereto;

                  (g) all assets and rights previously acquired by the Sellers under the Agreement, dated July 12, 1999, between Actrade Capital Inc. and Business Micro Solutions, LLC; and

                  (h) all other software owned by the Sellers necessary to utilize the Assets transferred.

                  For the avoidance of doubt, it is understood and agreed that the Assets will not include any of the assets of any of the direct or indirect subsidiaries of Financial other than Capital and the patent and trademark applications of Actrade Commerce, Ltd. identified on SCHEDULE 2.5 hereto (the "SUBSIDIARY ASSETS").

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, "Assets" shall not include the following assets of the Sellers (collectively, and with the Subsidiary Assets, the "EXCLUDED ASSETS"):

                  (a) any cash, bank accounts, bank deposits, cash equivalents and any banking and bank routing information in the possession of the Sellers;

                  (b) all Accounts Receivable, including, without limitation, any outstanding trade acceptance drafts;

                  (c)      all Books and Records;

                  (d)      all Prepaid Expenses;

                  (e)      all Equipment;

                  (f)      all Leases;

                  (g)      all Permits;

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                  (h)      all Contracts;

                  (i)      the Subsidiary Stock;

                  (j) any affirmative litigation or Claim of the Sellers with respect to any third party;

                  (k) any insurance policies, surety bonds or proceeds or other rights of the Sellers under insurance policies or surety bonds;

                  (l) all accounting and computer software, other than the Included Software;

                  (m) any rights to refunds, rebates, abatements or other refunds of any Taxes;

                  (n) all of the rights and claims of the Sellers for avoidance actions available to the Sellers under the Bankruptcy Code, of whatever kind or nature, as set forth in sections 544 through 551 and any other applicable provisions of the Bankruptcy Code, and any related claims and actions arising under such sections by operation of law or otherwise, including any and all proceeds of the foregoing; and

                  (o)      the corporate names of the Sellers.

         1.3 ASSUMED LIABILITIES. In partial consideration of the sale of the Assets to the Purchaser, the Purchaser shall assume, and shall pay, perform and discharge when due, all Liabilities of the Sellers and its Affiliates resulting from such ownership, use, operation or maintenance of the Assets after the Closing (whether fixed or contingent, matured or unmatured, arising by law or by Contract or otherwise), other than the Excluded Liabilities (the "ASSUMED LIABILITIES").

         1.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not assume, or in any way be liable or responsible for, any of the following Liabilities of the Sellers or its Affiliates (whether fixed or contingent, matured or unmatured, arising by law or by Contract or otherwise) (the "EXCLUDED LIABILITIES"):

                  (a)      all Liabilities relating to the Excluded Assets;

                  (b) all Liabilities for indebtedness for money borrowed (other than leases, accounts payable and other Contracts being assumed hereunder to the extent they may constitute indebtedness or any purchase money security interests or similar indebtedness);

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                  (c)      any Liabilities for Taxes attributable to the
Business or relating to the Assets for any periods (or portion thereof) ending on or prior to the Closing Date;

                  (d) any contingent or unknown liability relating to any Claim that accrues on or prior to the Closing;

                  (e) any account payable or any debt or liability from the Sellers to any Affiliate of the Sellers;

                  (f)      any Chapter 11 Expenses; and

                  (g) any Liabilities for violation of Law by either Seller or any of their Affiliates.

         1.5      PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

                  (a) The aggregate purchase price for the Assets shall be $200,000 (the "PURCHASE PRICE"), to be paid in cash at the Closing as provided in Section 1.8(a).

                  (b) The Purchase Price shall be allocated among the Assets in a manner to be mutually agreed upon by the Sellers and the Purchaser.

         1.6 CLOSING. Subject to the terms and conditions of this Agreement and the Sale Order, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York at 10:00 A.M., New York time, on September 15, 2003, or at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

         1.7 CLOSING DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

                  (a) the Bill of Sale and such other instruments as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

                  (b)      executed counterparts of the Assumption Agreement;

                  (c) a receipt for the Purchase Price after the full Purchase Price has been received by the Sellers;

                  (d)      the Intellectual Property Assignments; and

                  (e) the certificates and other documents required to be delivered pursuant to Section 5.1.

         1.8 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers:

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                  (a)      an amount equal to the excess of the Purchase Price
over the Good Faith Deposit, by wire transfer of immediately available funds to account (or accounts) designated by the Sellers at least two (2) Business Days prior to the Closing Date;

                  (b)      executed counterparts of the Assumption Agreement;
and

                  (c) the certificates and other documents required to be delivered pursuant to Section 6.1.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to the Purchaser that, except as set forth in the schedules relating to this Agreement (the "SCHEDULES") delivered by the Sellers to the Purchaser on the date hereof:

         2.1 DUE INCORPORATION AND AUTHORITY. Except as a result of the commencement of the Bankruptcy Case, each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Subject to the entry of the Sale Order, (a) each Seller has all requisite corporate power and authority to enter into this Agreement, carry out its obligations hereunder and consummate the transactions contemplated hereby and (b) the execution and delivery by each Seller of this Agreement, the performance by each Seller of its obligations hereunder and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Seller and no other corporate proceedings on the part of either Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller, and, upon entry of the Sale Order (assuming the due authorization, execution and delivery of this Agreement by the Purchaser), this Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2.2 NO CONFLICTS. Subject to the entry of the Sale Order, the execution and delivery by each Seller of this Agreement, the consummation of the transactions contemplated hereby, and the performance by each Seller of this Agreement in accordance with its terms will not:

                  (a) violate the certificate of incorporation or by-laws of either Seller;

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                  (b)      require either Seller to obtain any material
consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Bodies or any other Person, except (i) as set forth on SCHEDULE 2.2(B) hereto (the "SELLERS CONSENTS AND NOTICES") or (ii) consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court; or

                  (c) if the Sellers Consents and Notices are obtained or made, violate or result in the breach of any of the terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a material default under, any material Contract, or result in the creation of any Lien upon any of the properties of the Sellers pursuant to the terms of any material Contract;

PROVIDED, HOWEVER, that each of the cases set forth in clauses (b) through (c) above is subject to exceptions that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         2.3 ORGANIZATIONAL DOCUMENTS. The Sellers have previously made available to the Purchaser copies of the certificate of incorporation and by-laws, of each Seller as in effect on the date hereof. Neither Seller is in violation of its certificate of incorporation, bylaws or other similar organizational document, except, in the case of a Seller, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         2.4 PROPERTY. To the Knowledge of the Sellers, the Sellers (subject to the entry of, and the provision of, the Sale Order) have good title, free and clear of all Liens, to all of the Assets except for (i) Liens incurred in the ordinary course of business, (ii) Permitted Encumbrances, (iii) Liens that shall be released at or prior to the Closing, (iv) Liens set forth on
SCHEDULE 2.4 hereto or (v) Liens that would not have, either individually or in the aggregate, a Material Adverse Effect; PROVIDED, HOWEVER, that the Sellers make no representation or warranty in this Section 2.4 with respect to the Intellectual Property, which is specifically and exclusively addressed in
Section 2.5, or with respect to the Excluded Assets.

         2.5 INTELLECTUAL PROPERTY. SCHEDULE 2.5 sets forth all current registrations and applications for registration in the name of either Seller or Actrade Commerce Ltd. for the Intellectual Property. Except as set forth on
SCHEDULE 2.5 hereto, to the Knowledge of the Sellers, one of the Sellers (subject to the entry of, and the provision of, the Sale Order) or Actrade Commerce Ltd., as applicable, owns or possesses, free and clear of all Liens, other than Permitted Encumbrances, Liens that shall be released at or prior to the Closing, or has licenses to use all the Intellectual Property, except where the failure to own or possess or have the right to use any of the foregoing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as otherwise set forth on SCHEDULE
2.5 hereto, the Sellers have not received any written notice that any of the Intellectual Property currently infringes upon any intellectual property rights of others other than as would not reasonably be expected to have, either individually or in the aggregate, a Material

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Adverse Effect. To the Knowledge of each Seller, no Person is infringing upon any rights associated with such Intellectual Property, other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as otherwise set forth on SCHEDULE 2.5 hereto, no litigation, reexamination, interference, opposition or cancellation action is pending and no Claim is pending against either Seller or, to the Knowledge of either Seller is threatened, (i) contesting the right of the Sellers or Actrade Commerce Ltd. to use the Intellectual Property; or (ii) opposing or attempting to cancel any of the rights associated with the Intellectual Property, in each case, other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         2.6 BROKERS. Except for Andersen, Weinroth & Partners, LLC ("AWP"), no Seller has paid or agreed to pay, or received any Claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby. The Purchaser shall not be responsible for the payment on behalf of any Seller of any brokerage commissions, finders' fees or similar compensation incurred by any such Seller in connection with the transactions contemplated hereby.

         2.7 DISCLAIMER. THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS IN THIS AGREEMENT ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS. THE SELLERS HEREBY DISCLAIM ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES. THE SELLERS DIRECTLY OR INDIRECTLY, DO NOT MAKE, AND HEREBY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES REGARDING PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF THE BUSINESS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SELLERS MAKE NO REPRESENTATIONS OR EXPRESS OR IMPLIED WARRANTIES AS TO THE BUSINESS, THE ASSETS OR THE ASSUMED LIABILITIES, INCLUDING AS TO THEIR PHYSICAL CONDITION, USABILITY, MERCHANTABILITY, PROFITABILITY OR FITNESS FOR ANY PURPOSE.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers as follows:

         3.1 DUE INCORPORATION AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected to materially impair or delay the ability of the Purchaser to consummate the transactions contemplated hereby. The Purchaser has all requisite corporate power and authority to enter into this Agreement, carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement,

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the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Sellers, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3.2 NO CONFLICTS. The execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Purchaser of this Agreement in accordance with its terms will not:

                  (a) violate the certificate of incorporation or by-laws (or comparable instruments) of the Purchaser;

                  (b) require the Purchaser to obtain any material consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Bodies or any other Person, except for (i) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court; or

                  (c) violate or result in the breach of any of the terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a material default under, any material Contract to which the Purchaser is a party or by or to which each of the Purchaser or any of its properties is or may be bound or subject.

         3.3 BROKERS. No Person retained by or on behalf of the Purchaser or any of its respective Affiliates is entitled to any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby.

         3.4 FINANCING. The Purchaser has, and at the Closing will have, sufficient available funds to consummate the transactions contemplated by this Agreement, including making all payments required pursuant to Section 1.

         3.5 LITIGATION. There are no Claims pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Body that would prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement.

         3.6 INDEPENDENT INVESTIGATION. The Purchaser hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Business and the Assets, that it has made all such reviews and

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inspections of the financial condition, results of operations, properties, assets and prospects of the Business and the Assets as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Sellers and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on (i) its own investigation, analysis and evaluation of the Business and the Assets and (ii) the representations, warranties and covenants of the Sellers contained in this Agreement.

         4.       COVENANTS AND AGREEMENTS.

         4.1 CONDUCT OF BUSINESS. Subject to (x) any obligations of either Seller as a debtor or debtor-in-possession under the Bankruptcy Code, or (y) any order of the Bankruptcy Court or other court of competent jurisdiction, the Sellers agree that between the date of this Agreement and the Closing Date, except as set forth in this Agreement, or as otherwise agreed to in writing by the Purchaser (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold such agreement), the Sellers shall not:

                  (a) issue, sell or otherwise transact any new trade acceptance draft transactions;

                  (b) sell or convey any of their material assets, except in the ordinary course of business consistent with past practice;

                  (c) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any material amount of assets;

                  (d) enter into any joint ventures, strategic partnerships or alliances;

                  (e) enter into any Contract the effect of which would be to grant to a third party any actual license to use any of the Intellectual Property;

                  (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization, other than a plan of reorganization in the Bankruptcy Case; or

                  (g) agree in writing or otherwise to take any of the actions described in (a) through (f) above.

         4.2 CONFIDENTIALITY. The Purchaser reaffirms the confidentiality letter agreement, dated August 7, 2003 (the "CONFIDENTIALITY AGREEMENT"), between Financial and the Purchaser, and agrees to fulfill its obligations thereunder. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall

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nonetheless continue in full force and effect. The Purchaser agrees to maintain, before and after the Closing, the confidentiality of all information concerning the Sellers (including the amounts paid to the Sellers hereunder) except as may be required under a requirement of law, in which case the Purchaser shall promptly notify the Sellers of any such requirement and the Sellers shall be permitted to seek confidential treatment for such information. Notwithstanding anything herein to the contrary, any party to this Agreement (and each of its Representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; PROVIDED, that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial information regarding such transactions.

         4.3 EXPENSES. Except as otherwise specifically provided herein, the Purchaser and the Sellers shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of their Representatives.

         4.4 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior approval of the other party, which approval shall not be unreasonably withheld or delayed, unless such disclosure is required by applicable law or the rules of any stock exchange. The parties shall cooperate, using commercially reasonable efforts, as to the timing and contents of any such announcement, including any such announcement required by applicable law or the rules of any stock exchange.

         4.5 ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, the Sellers shall, and shall cause each of its respective officers, directors, employees, auditors and agents to afford the officers, employees and Representatives of the Purchaser reasonable access, during normal business hours, to the offices and properties of the Sellers; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with the operations of the Sellers or any of their Affiliates. The Confidentiality Agreement shall remain in full force and effect notwithstanding anything therein to the contrary and all information received by the Purchaser under this Section
4.5 shall be subject thereto.

         4.6 REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS. Each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any requirement of law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any consents, licenses, Permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Sellers Consents and Notices, and (iii) make all filings and give any notice, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the transactions contemplated hereby required under any requirement of law, including applicable securities and antitrust requirements of law, and the rules and regulations of any stock exchange on which the securities of any of the parties are listed or traded. Commercially reasonable efforts shall not obligate the Sellers or the Purchaser to make or offer to make any payments to obtain any consents, licenses, Permits, waivers, approvals, authorizations or orders.

         4.7 FURTHER ACTION; ADDITIONAL ASSIGNMENTS OF INTELLECTUAL PROPERTY. Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and give effect to the transactions contemplated hereby. From time to time after the Closing, the Sellers shall at the Purchaser's expense prepare all documents and take all actions reasonably necessary to further the sale and assignment of the Intellectual Property to the Purchaser hereunder. Such Intellectual Property assignments shall be in recordable form based on the local law requirements. The Purchaser assumes responsibility for and will bear the expenses of recording such Intellectual Property assignments in the United States Patent and Trademark Office. Following the Closing, the Sellers shall have no obligation or responsibility for maintaining or prosecuting any Intellectual Property transferred to the Purchaser hereunder.

         4.8 SOFTWARE. The Sellers shall retain an exact copy of all software transferred hereunder to the extent the Sellers require such software in order to (i) wind down and otherwise conclude the business affairs of the Sellers for a period not to exceed ninety (90) days or (ii) comply with their obligations to Governmental Bodies or in connection with any litigation; PROVIDED, HOWEVER, that the Sellers shall undertake to deliver to the Purchaser, any copies of such software upon the later of (x) the completion of the wind down of its business affairs and (y) the release of the Sellers from any and all obligations to Governmental Bodies or in connection with any litigation, which obligations make retaining a copy of such software necessary or advisable (in the understanding that the Purchaser shall consider in good faith any request by the Sellers to extend the ninety (90) day period provided for under Section 4.8(i) in connection with the confirmation of the Sellers' plan of liquidation in the Bankruptcy Case and the Purchaser shall not unreasonably withhold, delay or condition the granting of such extension).

         4.9 DIRECTORS, OFFICERS AND AFFILIATES. The Purchaser agrees that none of the officers, directors and Affiliates of the Sellers as of the Closing Date shall have any Liability or responsibility to the Purchaser for (and the Purchaser unconditionally release such officers, directors and affiliates from) any Liability:

                  (a) arising out of, or relating to, the organization, management, operation or conduct of the businesses of the Sellers relating to any matter, occurrence, action or activity prior to the Closing Date;

                  (b) relating to this Agreement and the transactions contemplated hereby;

                  (c) arising out of or due to any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement of the Sellers contained in this Agreement, the Schedules hereto or in any certificate contemplated hereby and delivered by the Sellers in connection herewith; or

                  (d) relating to any information (whether written or oral), documents or materials furnished by the Sellers.

         4.10     TAX MATTERS.

                  (a) SALES, USE AND OTHER TRANSFER TAXES. The Purchaser shall be responsible for all of the excise, sales, value added, use, registration, stamp, franchise, property transfer, transfer and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement and which are not otherwise exempt pursuant to section 1146(c) of the Bankruptcy Code. The parties hereto agree to cooperate in the filing of all necessary documentation and all Tax Returns with respect to all such Taxes, including any available pre-sale filing procedure.

                  (b) ALLOCATION OF PURCHASE PRICE. None of the parties hereto shall, or shall permit any of its Affiliates to, file any Tax Return, or take a position with a Tax authority, that is inconsistent with the allocation of the Purchase Price agreed upon pursuant to Section 1.5(b), or that treats the transactions contemplated by this Agreement in a manner inconsistent with the terms of this Agreement. Each of the Sellers and the Purchaser agrees to cooperate with the other party in preparing a IRS Form 8594 for filing by each of them and to furnish the other party with a copy of such IRS Form 8594 within a reasonable period before its filing due date. None of the parties hereto shall agree to any adjustment to the allocation of the Purchase Price without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  (c) COOPERATION. The parties hereto shall cooperate with each other and with each other's respective Representatives, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return(s) and any Tax claim or litigation in respect of the Assets and Assumed Liabilities that include whole or partial taxable periods, activities, operations or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available employees, if any, for the purpose of providing testimony and advice, or original documents, or either of them.

         5. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by law) may be waived by the Purchaser:

         5.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Sellers contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, each as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Sellers at or before the Closing shall have been complied with in all material respects. The Purchaser shall have received a certificate of the Sellers to such effect signed by a duly authorized officer thereof.

         5.2 NO ORDER. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions and which are not satisfied or resolved or preempted by the Sale Order.

         5.3 BANKRUPTCY FILING. The Bankruptcy Court shall have entered the Sale Order, and the Sale Order shall be final and non-appealable and shall not have been vacated, reversed or stayed.

         5.4 INTELLECTUAL PROPERTY ASSIGNMENTS. Each of the Sellers and Actrade Commerce, Ltd., an Affiliate of Financial and an owner of certain patent applications and trademark applications set forth on SCHEDULE 2.5 hereto, shall have delivered to the Purchaser on the Closing Date an assignment effecting the transfer to the Purchaser of the Intellectual Property listed on SCHEDULE 2.5 hereto that it owns (collectively, the "INTELLECTUAL PROPERTY ASSIGNMENTS").

         6. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by law) may be waived by the Sellers:

         6.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, each as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects. The Sellers shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof.

         6.2 NO ORDER. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions and which are not satisfied or resolved or preempted by the Sale Order.

         6.3 SALE ORDER. The Bankruptcy Court shall have entered the Sale Order, and the Sale Order shall not have been vacated, reversed or stayed.

         7.       TERMINATION OF AGREEMENT.

         7.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) by the mutual written consent of the Sellers and the Purchaser;

                  (b) by either the Sellers or the Purchaser if the Closing shall not have occurred prior to September 30, 2003; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) at the election of the Sellers, if the Purchaser has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured or waived on or prior to sixty (60) days following delivery of written notice of such breach by the Sellers to the Purchaser;

                  (d) at the election of the Purchaser, if the Sellers has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured or waived on or prior to sixty (60) days following delivery of written notice of such breach by the Purchaser to the Sellers; or

                  (e) by either the Sellers or the Purchaser if the Bankruptcy Court approves a sale, transfer or other disposition of the Sellers or all or substantially all of the assets of the Sellers relating to the Business or all or a substantial part of the Assets to a Person (or group of Persons) other than the Purchaser or an Affiliate of Purchaser and such sale, transfer or other disposition is subsequently consummated.

         7.2 SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to Section 7.1 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 5 and 6 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4.2, 4.3, 4.4, this Section 7.2 and Section 8 shall survive any termination of this Agreement.

         7.3 WAIVER. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive
any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the other party contained herein, or
(d) waive satisfaction of any condition to its obligations hereunder. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

         8.       MISCELLANEOUS.

         8.1      CERTAIN DEFINITIONS.

                  (a) As used in this Agreement, the following terms have the following meanings:

         "ACCOUNTS RECEIVABLE" means all accounts receivable, notes receivable and trade receivables arising primarily in connection with the operation or conduct of the Business, together with any unpaid interest accrued thereon from the respective obligors and any security or collateral therefor.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

         "ASSUMPTION AGREEMENT" means the Assumption Agreement in the form of EXHIBIT A hereto to be executed by the Purchaser and the Sellers on the Closing Date.

         "BILL OF SALE" means the Bill of Sale in the form of EXHIBIT B hereto to be executed by the Sellers on the Closing Date.

         "BOOKS AND RECORDS" means all records and other tangible forms of expression in the Sellers' possession or custody or subject to the Sellers' control, drafts or finished versions, originals, copies or annotated copies, however created, produced or stored (manually, mechanically, electronically or otherwise) including, but not limited to, books and records (including Tax books and records), data processing records, employment and personnel records, credit records, records relating to suppliers, papers, files, notes, account statements, confirmations, correspondence, memoranda, ledger sheets, reports, telegrams, telexes, telephone logs, notes or records of conversations or meetings, contracts, agreements, calendars, datebooks, bank statements, worksheets, summaries, invoices, bills, records of billings, checks, wire transfers, drafts for money, records of payments, magnetic tape, tape recordings, disks, diskettes, disk packs, PDAs and other electronic media, microfilm, microfiche, and storage devices.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks located in New York, New York are authorized or obligated to close.

         "CHAPTER 11 EXPENSES" means (a) any and all costs incurred and expenses paid or payable by the Sellers (or any of its Affiliates) in connection with the professional fees related to the administration of the Bankruptcy Case, (b) any and all costs incurred and expenses paid or payable by the Sellers (or any of its Affiliates) in connection with the sale of the Business; including (i) obligations to pay any professionals' fees and expenses in connection with the Bankruptcy Case, the sale of the Business, this Agreement, and the transactions contemplated hereby incurred by Sellers, and any other compensation for making a substantial contribution in the Bankruptcy Case (including, without limitation, fees of attorneys, accountants, investment bankers, financial advisors, auditors and consultants) and (ii) fees and expenses payable to the United States Trustee under section 1930 of title 28, United States Code.

         "CLAIM" means a suit, claim, action, proceeding, inquiry, investigation, litigation, demand, charge, complaint, grievance, arbitration, indictment, information, or grand jury subpoena.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACT" means any written or oral agreement, arrangement, understanding, lease or instrument or other contractual or similar arrangement.

         "EQUIPMENT" means all equipment, furniture, fixtures, machinery, tools, plant, inventory, supplies, office equipment, computers and peripheral equipment and supplies of the Sellers.

         "GOVERNMENTAL BODY" means a domestic federal, state or local governmental, regulatory or administrative authority, department, agency, commission, court or tribunal.

         "INCLUDED SOFTWARE" means the computer software listed on SCHEDULE 8.1(A) hereto.

         "INTELLECTUAL PROPERTY" means United States Patent and Trademark Office registrations or applications for patents, copyrights, trade secrets, know-how, trademarks and service marks, trade names and Internet domain names owned by the Sellers; provided, that for purposes of this Agreement, Intellectual Property shall also include the patent and trademark applications identified on SCHEDULE
2.5 hereto as being owned by Actrade Commerce, Ltd.; provided further, that, Intellectual Property shall not include the trademark application for E-TAD, L/C (Serial No. 78092930), which has been abandoned by Capital, or the patent application for E-TAD Clearing Center (Serial No. 09/741,386), which has not been maintained by Actrade Commerce Ltd.

         "IRS" means the United States' Internal Revenue Service.

         "KNOWLEDGE" means the actual knowledge of the Chief Executive Officer of Financial.

         "LEASES" means all leases with respect to real property used in connection with the operations or conduct of the Business, including the lease on (i) 200 Cottontail

Lane, Vantage Court South, Somerset, New Jersey, 08873 and (ii) Seven Penn Plaza, Suite 422, New York, New York 10001.

         "LIABILITIES" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, choate or inchoate matured or unmatured, or otherwise.

         "LIEN" means any security interest, mortgage, pledge, lien, encumbrance, or charge.

         "MATERIAL ADVERSE EFFECT" means any materially adverse change in, or effect on, the Assets taken as a whole other than (i) changes or effects resulting from the transactions contemplated by this Agreement or the announcement thereof, (ii) changes resulting from acts of terrorism or acts of war or escalation of hostilities, whether occurring within or outside the United States, or any effect of any such acts or hostilities on general economic or other conditions, or (iii) changes or effects resulting from or relating to the Bankruptcy Case.

         "PERMITS" means all licenses, franchises, permits and authorizations of any Governmental Body as are necessary for the lawful conduct of the Business.

         "PERMITTED ENCUMBRANCE" means (a) Liens for Taxes and assessments not yet payable, (b) Liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith, (c) inchoate mechanics' Liens for work in progress, (d) materialmen's, mechanics', carriers', workmen's and repairmen's Liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings, and (e) Liens related to purchase money security interests entered into in the ordinary course of business.

         "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "PREPAID EXPENSES" means all credits, prepaid expenses, deferred charges, advance payments, security deposits, and prepaid items (including in respect of Taxes) of the Sellers, in each case which are paid or prepaid by the Sellers on or prior to the Closing Date.

         "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, manager, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SALE ORDER" shall mean an order or orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser and otherwise consistent with this Agreement, approving the sale to the Purchaser of the Assets and the assumption by the Purchaser of the Assumed Liabilities under this Agreement pursuant to sections 105, 363 and 365 of the Bankruptcy Code, and which: (a) approves the Acquisition on the terms set forth herein; (b) finds that, as of the Closing Date, the transactions contemplated by this Agreement effect a legal, valid, enforceable and effective sale and transfer of the Assets to the Purchaser and shall vest the Purchaser with title to the Assets free and clear of all Liens, other than Permitted Encumbrances, to the extent contemplated by this Agreement; (c) finds that, as of the Closing Date, the contracts to be assumed by the Sellers and assigned to the Purchaser pursuant to this Agreement will have been duly assigned to the Purchaser in accordance with section 365 of the Bankruptcy Code; (d) finds that the Purchaser is a good faith bona fide purchaser of the Assets and is entitled to all the protections of
Section 363 of the Bankruptcy Code; (e) finds that the Sellers gave due and proper notice of the Acquisition to each party entitled thereto; and (f) orders that, notwithstanding sections 6004(g) and 6006(d) of the Bankruptcy Code, the Sale Order is not stayed and is effective immediately upon entering.

         "SUBSIDIARY STOCK" means the capital stock of each Affiliate of Financial that is owned directly or indirectly by Financial, including, without limitation, Actrade Funding Corp., Actrade International Corp., Actrade South America, Ltd., Actrade Commerce Ltd., Actrade Resources Inc., Actrade Capital Canada, Inc. and E-Trade Clearing Center.

         "TAX" or "TAXES" means all taxes, charges, fees, imposts, levies or other assessments, including all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

         "TAX RETURNS" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

                  (b) The following capitalized terms are defined in the following Sections of this Agreement:

TERM                                                                    SECTION
----                                                                    -------
Acquisition.....................................................        Recitals
Agreement.......................................................        Preamble
Assets..........................................................        1.1
Assumed Liabilities.............................................        1.3

TERM                                                                    SECTION
----                                                                    -------
AWP                                                                     2.6
Bankruptcy Case.................................................        Recitals
Bankruptcy Code.................................................        Recitals
Bankruptcy Court................................................        Recitals
Business........................................................        Recitals
Capital.........................................................        Preamble
Closing.........................................................        1.6
Closing Date....................................................        1.6
Confidentiality Agreement.......................................        4.2
Excluded Assets.................................................        1.2
Excluded Liabilities............................................        1.4
Financial.......................................................        Preamble
Intellectual Property Assignment................................        5.4
Purchase Price..................................................        1.5(a)
Purchaser.......................................................        Preamble
Schedules.......................................................        2
Sellers.........................................................        Preamble
Sellers Consents and Notices....................................        2.2(b)
Subsidiary Assets...............................................        1.1

         8.2 SURVIVAL. None of the representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder. None of the covenants set forth herein shall survive the Closing other than those covenants that by their terms expressly contemplate performance following the Closing.

         8.3      CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY
TRIAL.

                  (a) Any Claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, that it is not subject personally to the jurisdiction of such court, that the Claim is brought in an inconvenient forum, that the venue of the Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such Claim. Notwithstanding the foregoing, the Purchaser and the Sellers irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in the Bankruptcy Court).

                 (b) Any and all service of process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

                  (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 8.3(C), (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN
SECTION 8.3(C) AND THIS SECTION 8.3(D).

         8.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 8.4 by the party to receive such notice:

                  (a)      if to the Purchaser, to:

                                The CIT Group/Commercial Services, Inc.
                                1211 Avenue of the Americas
                                New York, New York 10036
                                Attention:  James R. Heed, VP
                                Facsimile:  (212) 536-1328

                                with a copy to:

                                Otterbourg, Steindler, Houston & Rosen, P.C.
                                230 Park Avenue
                                New York, New York
                                Attention:  William M. Silverman, Esq.
                                Facsimile:  (212) 682-6104

                  (b)      if to the Sellers, to:

                                Actrade Financial Technologies Ltd.
                                200 Cottontail Lane, Vantage Court South
                                Somerset, NJ 08873
                                Attention:  Chief Executive Officer
                                Facsimile:    (732) 868-8616

                                with a copy to:

                                Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                1285 Avenue of the Americas
                                New York, New York  10019-6064
                                Attention:  Jeffrey D. Marell, Esq.
                                            Jeffrey D. Saferstein, Esq.
                                Facsimile:  (212) 757-3990

                                and

                                Cohen Tauber Spievack & Wagner LLP
                                420 Lexington Avenue, Suite 2400
                                New York, New York 10170
                                Attention:  Joseph M. Vann, Esq..
                                Facsimile: (212) 586-5095

         8.5 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto. Any exception or disclosure made by Sellers in the Schedules to this Agreement with regard to a representation of the Sellers shall be deemed made with respect to any other representation by such party to which such exception or disclosure is reasonably apparent.

         8.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Sellers or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         8.7 GOVERNING LAW. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

         8.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other parties.

         8.9 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

         8.10 ARTICLES AND SECTIONS. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         8.11 INTERPRETATION. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.

         8.12 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

         8.13 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         8.14     NO THIRD PARTY BENEFICIARIES. Except as otherwise set forth in
Section 4.9, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing and except as otherwise set forth in Section 4.9, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Sellers (including any beneficiary or dependent thereof) in respect of continued employment by the Sellers or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                         ACTRADE CAPITAL INC.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                         The CIT Group/Commercial Services, Inc.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                 Schedule 1.1(f)
                                 Registered URLs
                                 ---------------


1.       www.acrt.com
         ------------

2.       www.actrade.ca
         --------------

3.       www.actrade.com
         ---------------

4.       www.actrade.net
         ---------------

5.       www.etadcapital.com
         -------------------

6.       www.etadcc.com
         --------------

7.       www.etadcc.net
         --------------

8.       www.etadclearingcenter.com
         --------------------------

9.       www.etadclearingcenter.net
         --------------------------

                                 Schedule 2.2(b)
                          Sellers Consents and Notices
                          ----------------------------

None

                                  Schedule 2.4
                                      Liens
                                      -----


None

                                  Schedule 2.5
                              Intellectual Property
                              ---------------------

                  Patent
                  ------

------------------------------------- -------------------------- -----------------------------------
TITLE                                 PATENT NUMBER              OWNER
------------------------------------- -------------------------- -----------------------------------
Financing Method Incorporating New    5,694,552                  Actrade Capital Inc.
Use of Trade Acceptance Drafts
------------------------------------- -------------------------- -----------------------------------

                  Patent Applications
                  -------------------

------------------------------------- -------------------------- -----------------------------------
TITLE                                 PATENT NUMBER              OWNER
------------------------------------- -------------------------- -----------------------------------
Internet Financing Methods Using      09/357,279                 Actrade International Ltd. (n/k/a
Trade Acceptance Drafts                                          Actrade Financial Technologies
                                                                 Ltd.)
------------------------------------- -------------------------- -----------------------------------
Financing Methods Via the Internet    09/565,350                 Actrade International Ltd. (n/k/a
Using Trade Acceptance Drafts                                    Actrade Financial Technologies
                                                                 Ltd.)
------------------------------------- -------------------------- -----------------------------------
Apparatus and method for              09/688,661                 Actrade Commerce Ltd.
electronically creating and storing
a post-dated financial instrument
------------------------------------- -------------------------- -----------------------------------
E-DRAFT Corporate L/C                 10/047,157                 Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-TAD L/C                             10/047,868                 Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-DRAFT Collection                    10/103,532                 Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-DRAFT EXPRESS                       10/157,539                 Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------

                  Registered Trademarks
                  ---------------------

------------------------------------- -------------------------- -----------------------------------
MARK                                  REGISTRATION NO.           OWNER
------------------------------------- -------------------------- -----------------------------------
TAD                                   1973735                    AmWorld Commerce, Inc. (n/k/a
                                                                 Actrade Capital Inc.)
------------------------------------- -------------------------- -----------------------------------
ACTRADE and Miscellaneous Design      2214223                    Actrade Capital, Inc.
------------------------------------- -------------------------- -----------------------------------
ACTRADE and Miscellaneous Design      2328956                    Actrade International, Ltd.
                                                                 (n/k/a Actrade Financial
                                                                 Technologies Ltd.)
------------------------------------- -------------------------- -----------------------------------
E-TAD                                 2348582                    Actrade International, Ltd.
                                                                 (n/k/a Actrade Financial
                                                                 Technologies Ltd.)
------------------------------------- -------------------------- -----------------------------------


                  Trademark Applications
                  ----------------------

------------------------------------- -------------------------- -----------------------------------
E-TAD DIRECT                          76303565                   Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-TAD ONLINE                          76303564                   Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-TAD EXCHANGE                        76303563                   Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-TAD L/C                             76303562                   Actrade Financial Technologies
                                                                 Ltd.
------------------------------------- -------------------------- -----------------------------------
E-Draft, L/C                          78092921                   Actrade Commerce Ltd.
------------------------------------- -------------------------- -----------------------------------
E-Draft                               78099448                   Actrade Commerce Ltd.
------------------------------------- -------------------------- -----------------------------------

                  Exception
                  ---------

         Patent Application Serial No. 09/139559 for "International Financing Method Employing Negotiable International Check" was filed in the name of Amos Aharoni and, to the Knowledge of the Sellers, was never transferred to the Sellers. Accordingly, the Sellers do not own this patent application or the proprietary process described therein and it is not contemplated to be transferred pursuant to the Agreement.

                                 Schedule 8.1(a)
                                Included Software
                                -----------------

                  1.       E-TAD Lotus Notes Databases

                  2.       E-TAD PDF files

                                                                       EXHIBIT A
                                                                       ---------
                                    [FORM OF]

                              ASSUMPTION AGREEMENT


         ASSUMPTION AGREEMENT, dated as of September __, 2003 (this "AGREEMENT"), by and among Actrade Financial Technologies Ltd., a Delaware corporation ("FINANCIAL"), Actrade Capital Inc., a Delaware corporation ("Capital" and, together with Financial, the "SELLERS"), and The CIT Group/Commercial Services, Inc., a New York corporation (the "PURCHASER").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the parties have entered into an Asset Purchase Agreement dated as of September __, 2003 (the "ASSET PURCHASE AGREEMENT"; capitalized terms used and not defined herein are used herein as defined in the Asset Purchase Agreement), providing for the sale to the Purchaser of certain assets of the Sellers and the assignment to the Purchaser of certain liabilities of the Sellers; and

         WHEREAS, the execution and delivery of this Agreement by the Purchaser is a condition to the obligations of the parties to consummate the transactions contemplated by the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

         1. The Purchaser hereby assumes and agrees to pay, perform and discharge in accordance with their terms (whether fixed or contingent, matured or unmatured, arising by law or by Contract or otherwise) all the Assumed Liabilities as set forth in Section 1.3 of the Asset Purchase Agreement.

         2. Any notice, request or other document to be given hereunder to either party hereto shall be given in accordance with Section 8.4 of the Asset Purchase Agreement.

         3. This Agreement is not assignable without the prior written consent of the Sellers; provided that the Purchaser, in its sole discretion, may assign this Agreement to a wholly-owned subsidiary of the Purchaser, PROVIDED, FURTHER that the Purchaser shall not be relieved of any of its obligations under this Agreement or the Asset Purchase Agreement as a result of such assignment.

         4. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

         5. This Agreement may not be amended, waived or otherwise modified except by a written instrument signed by the parties.

         6. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                        ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        ACTRADE CAPITAL INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        The CIT Group/Commercial Services, Inc.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B
                                                                       ---------

                                    [FORM OF]

                                  BILL OF SALE

         BILL OF SALE, dated as of September __, 2003 from Actrade Financial Technologies Ltd., a Delaware corporation ("FINANCIAL"), and Actrade Capital Inc., a Delaware corporation ("CAPITAL" and, together with Financial, the "SELLERS") to The CIT Group/Commercial Services, Inc., a New York corporation (the "PURCHASER").

         WHEREAS, the Sellers and the Purchaser have entered into an Asset Purchase Agreement, dated as of September __, 2003 (the "ASSET PURCHASE AGREEMENT"; capitalized terms used and not defined herein are used herein as defined in the Asset Purchase Agreement ), providing for the sale to the Purchaser of certain assets of the Sellers and the assignment to the Purchaser of certain liabilities of the Sellers; and

         WHEREAS, the execution and delivery of this Bill of Sale by the Sellers is a condition to the obligation of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and pursuant to the Asset Purchase Agreement, the Sellers by these presents hereby agree as follows:

         1. SALE AND ASSIGNMENT OF ASSETS AND PROPERTIES. The Sellers do hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm (or hereby cause to be transferred, sold, assigned, conveyed and delivered) unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Sellers in the Assets (which Assets shall not include the Excluded Assets) in accordance with, and with all of the protections afforded by, Sections 363 and 365 of the Bankruptcy Code.

         2. NO RIGHTS IN THIRD PARTIES. Nothing expressed or implied in this Bill of Sale is intended to or shall confer upon any Person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale.

         3. SUCCESSORS AND ASSIGNS. This Bill of Sale shall bind and inure to the benefit of the parties and their respective successors and permitted assigns as set forth in Section 8.8 of the Asset Purchase Agreement.

         4. GOVERNING LAW. This Bill of Sale and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

         5. COUNTERPARTS. This Bill of Sale may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                                                                          -

         IN WITNESS WHEREOF, the Sellers have caused this Bill of Sale to be duly executed as of the date first above written.


                                            ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                            ACTRADE CAPITAL INC.


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Accepted and Agreed to:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
     ---------------------------
Name:
Title: